UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Awards under Long Term Incentive Plan

On March 15, 2018 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Iconix Brand Group, Inc. (the “Company”) approved long-term incentive compensation grants for 2018 (the “2018 LTIP Grants”) consisting of (i) equity awards in the aggregate target amount of 2,241,828 shares based on the closing price of the Company’s common stock on the Grant Date ($1.38 per share) and (ii) cash awards in the aggregate amount of $3,093,750, to certain employees, including its named executive officers, under its Amended and Restated 2016 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which were awarded on March 26, 2018. With respect to each grantee, 50% of the award was in the form of performance stock units (the “PSUs”) and 50% of such award was in the form of cash (the “Cash Grant”). Given the limited availability of shares of common stock of the Company available for grant under the Omnibus Incentive Plan and the number of shares of common stock of the Company required to be reserved for issuance in connection with the issuance of the Company’s 5.75% Convertible Senior Subordinated Secured Second Lien Notes due 2023, the Compensation Committee determined to provide for a portion of the 2018 LTIP Grants to be paid in cash in the form of Cash Grants as opposed to in the form of restricted stock units as had been the case historically.

The total PSUs listed below comprising the 2018 LTIP Grants assumes shares for PSUs are paid out at “target” level and the amount of Cash Grant assumes that the employee is employed for the the two-year vesting period. The target PSUs and Cash Grants granted to the Company’s named executive officers on the Grant Date are as follows:

Name	Target PSUs	Cash Grants
John Haugh	797,101	$1,100,000
David Jones	217,391	$300,000
Jason Schaefer	181,159	$250,000

Summary of Material Terms of Cash Grants and PSUs

The Cash Grants comprising the 2018 LTIP Grants vest in 48 equal bi-monthly installments on the 15th and last days of each month, beginning March 31, 2018 and ending March 15, 2020, subject in each case to continued employment through the applicable vesting date.  Each installment is paid within 15 days of the applicable vesting date. Upon the end of an employee’s employment with the Company, any remaining unpaid portion of the Cash Grant is forfeited.

As indicated above, the PSUs listed above represent the target award share amount applicable to the 2018 LTIP Grants. Subject to Company’s TSR performance described below, the actual number of stock units that may be earned range from 0%-150% of the number of Target PSUs listed above. The PSUs vest based on performance metrics approved by the Compensation Committee over three separate performance periods, commencing on January 1 of each of 2018, 2019 and 2020 and ending on December 31 of each of 2018, 2019 and 2020, which, for each such performance period, are based on the Company’s achievement of an aggregate adjusted operating income performance target to be set by the Compensation Committee prior to March 30 of each applicable performance period, and continued employment through the Settlement Date (as defined below).  The vested portion of the PSUs shall settle as promptly as practicable following March 30, 2021 and in all events on or prior to December 31, 2021 (any date on which the PSUs are settled, such date, the “Settlement Date”).

If the Company’s annual total shareholder return (“TSR”) during any performance period is within the bottom quartile of its competitive group using the compensation peer frame most recently approved by the Compensation Committee, the maximum number of shares that can be earned is 100% of target.   If the Company’s annual total shareholder return during any performance period is within the top quartile of its competitive group using the compensation peer frame most recently approved by the Compensation Committee, the maximum number of shares that can be earned is 200% of target.

On a change in control prior to the Settlement Date, (i) the PSUs (if any) earned with respect to any completed performance period shall convert into time-vesting restricted stock units (“RSUs”) based on the cumulative actual operating income performance versus the original target performance, (ii) the PSUs with respect to any performance period that has not commenced shall convert into time-vesting RSUs at the target performance level, (iii) if such change in control occurs between January 1 and June 30 of any of calendar years 2018, 2019 or 2020, the PSUs with respect to the then-current performance period shall convert into time-vesting RSUs at the target performance level and (iv) if such change in control occurs between July 1 and December 31 of any of calendar years 2018, 2019 or 2020, the PSUs with respect to the then-current performance period shall convert to time-vesting RSUs based on the cumulative actual operating income performance versus the original target performance, and prorated for the completed portion of the performance period as of the date of such change in control.   Time-vesting RSUs generally vest on March 30, 2021, provided that vesting shall accelerate in the event of an involuntary termination without cause within 24 months following a change in control or if the awards are not assumed or substituted upon such change in control.

The foregoing brief descriptions of the material terms of the Cash Grants and PSUs are qualified in their entirety by reference to the provisions of the Form of 2018 Cash Incentive Award Agreement and Form of 2018 Annual Award Performance Stock Unit Agreement, each of which are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated by reference herein.

2018 Annual Incentive Plan

On March 29, 2018, the Compensation Committee of the Company approved Annual Incentive Plan (“AIP”) targets for cash bonuses to employees in respect of 2018, including named executive officers. For all named executive officers, the targets are based on achievement of performance goals weighted as follows: 37.5% Company non-GAAP net income, 37.5% Company revenue and 25% based on performance objectives specific to the individual.

The base salaries and target/maximum percentage payouts in effect for each of the named executive officers at the time of the AIP are as follows:

Named Executive Officer	Base Salary	Target/Maximum
John Haugh	$1,000,000	100%/200%
David Jones	$620,000	65%/130%
Jason Schaefer	$500,000	65%/130%

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of 2018 Cash Incentive Award Agreement. *

10.2	Form of 2018 Annual Award Performance Stock Unit Agreement. *

*	Denotes management compensation arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ Jason Schaefer
	Name:	Jason Schaefer
	Title:	Executive Vice President and General Counsel

Date: March 30, 2018